UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2007
PANDA ETHANOL, INC.
(Exact name of registrant as specified in its charter)
000-50282
Commission File Number

Nevada	33-0986282
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
4100 Spring Valley, Suite 1002
Dallas, Texas 75244
(Address of principal
executive offices, including Zip Code)
972.361.1200
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Services Agreement
     On November 9, 2007, Panda Ethanol, Inc. (the “Company”), entered into a Services Agreement (the “Services Agreement”) with Panda Energy Management, LP (“PEM”), effective September 1, 2007. PEM is a wholly-owned subsidiary of Panda Energy International, Inc. (“Panda Energy”), the Company’s founder and largest stockholder, owning approximately 46% of the Company’s outstanding stock. A description of the relationship between the Company and Panda Energy is provided in the Company’s Definitive Proxy Statement filed on October 12, 2007, in the section entitled “Certain Relationships and Related Transactions,” which section is incorporated herein by reference for all purposes. The Services Agreement provides for the provision or coordination of certain administrative services by PEM to the Company.
     Services to be Provided. Commencing on September 1, 2007, PEM will provide the Company with, or coordinate the provision to the Company of, various general administrative services, including human resources, government reporting, accounting, employee heath and safety, financial (including cash management and insurance), general corporate, legal, development and facilities, corporate communications, investor relations, corporate travel and provision of aircraft, and certain executive office functions services, and such other services as are relevant or necessary or as the Company may reasonably request as relevant or necessary.
     Charges for Services. All charges are based on the allocable costs incurred by PEM for performing such services (including an allocable charge for overhead costs) or an allocable portion of the charges paid by PEM to a third party for performing such services. Compensation for non-labor services must be paid in cash. Such amounts must be invoiced within thirty days after the end of each calendar month and if not paid within thirty days after the invoice date will bear interest at the rate of 12% per annum. All labor related services rendered to the Company by PEM employees, excluding those PEM employees that also hold a position with the Company’s board of directors (which services will be treated as non-labor services), must be paid in common stock of the Company. In determining the amount of common stock due to PEM, the aggregate value of the services provided by PEM to the Company will be calculated based upon a rate of 2.5 times the allocated salary cost of each PEM employee who provides monthly hours of services to the Company. This aggregate amount will be paid in common stock valued monthly based on a calculation of the value weighted average price of the Company’s common stock for the last 10 trading days of each month. The average price used shall be based on the number of shares traded in each of the ten days multiplied by the closing price of the Company’s common stock on the OTCBB on such day. If there is no trading volume for the 10 day period, then the closing share price for the 10 day period shall be used. Such amounts must be invoiced within thirty days after the end of each quarter beginning with the quarter ended December 31, 2007 and must be paid within 30 days of invoice.
     Audit Rights. The Company has the right to audit and review any charges or invoices for services, and to be provided with reasonable access to information of PEM to enable it to review and audit PEM’s charges.
     Limitation on Liability. PEM does not have any liability (i) with respect to its furnishing of services to the Company under the Services Agreement except on account of PEM’s gross negligence or willful misconduct; (ii) for any punitive damages to the Company; (iii) in excess of the amount of fees paid to PEM by the Company; or (iv) to any third party.
     Indemnification. The Company agrees to indemnify and hold harmless PEM, its employees, agents, officers, directors, stockholders and affiliates from any and all claims, demands,

complaints, liabilities, losses, damages and all costs and expenses (including legal fees), collectively referred to as “damages,” arising from or relating to the use of any service provided under the Services Agreement or any person using such service (including but not limited to damages for injury or death to persons or damage to property) to the extent not arising from the willful misconduct, bad faith or negligence of PEM.
     Termination. The Services Agreement may be terminated on the earlier of:
•	notice by either party; or

•	one year from the date hereof.
     Upon any such termination of PEM services, PEM shall be compensated for all services rendered to the date of termination in accordance with the provisions of the Services Agreement.
Registration Rights Agreement
     In connection with the Services Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Panda Energy. The Registration Rights Agreement covers the registration of all shares of common stock of Panda Ethanol issued to Panda Energy pursuant to the Services Agreement or issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such shares. The Registration Rights Agreement requires us to register for resale all such shares before or on March 31, 2009. In the event that we fail to file a registration statement by this date, we will be required to pay to the stockholders that are parties to the agreement partial liquidated damages of 1% of the aggregate value of the common stock paid to such stockholder pursuant to the Securities Purchase Agreement for any registrable securities then held by such stockholder, with an additional 1% on each monthly anniversary of this date.
Loan Agreement
     On November 9, 2007, the Company entered into a Loan Agreement (the “Loan Agreement”) with Panda Energy. The Loan Agreement provides that upon certain specified conditions being met, Panda Energy shall make one or more advances to the Company through January 1, 2009 which, in the aggregate, shall not exceed at any one time $1,000,000. The proceeds of the borrowings will be used solely to (i) finance the monthly corporate overhead expenses of the Company and its subsidiaries in an amount not to exceed $1,000,000 per month on an annualized basis; (ii) pay up to $3,000,000 in breakage fees and other deal-related expenses associated with the withdrawn 144A and debt financing of the Yuma project; and (iii) pay transactions fees associated with the Loan Agreement.
     Borrowings will be secured, pursuant to (1) a Pledge, Assignment and Security Agreement by and between the Company and Panda Energy and (2) a Pledge, Assignment and Security Agreement by and between Panda Ethanol Holdings, LLC, a wholly-owned subsidiary of the Company (“Ethanol Holdings”), and Panda Energy, by (i) all rights, titles, and interests of the Company and Ethanol Holdings in and to certain stock, equity or investment securities owned by the Company and Ethanol Holdings; (ii) certain partnership interests and all rights of the Company and Ethanol Holdings with respect thereto; (iii) all present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, and substitutes and replacements for, all or part of such securities or partnership interests described in clauses (i) and (ii) of this sentence; (iv) all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or claims against any other person with respect to, all or any part of the collateral; and (v) all present and future security for the payment to the Company and Ethanol Holdings of any of the collateral and goods which gave or will give rise to any such collateral or are evidenced, identified, or represented therein or thereby.
     Pursuant to a Promissory Note, borrowings under the Loan Agreement bears interest at a rate of the lesser of (a) the maximum rate permitted by law or (b) LIBOR plus (i) prior to April 1, 2009, seven and one half percent (7.50%) per annum, and (ii) on April 1, 2009 and at all times thereafter, ten percent (10.00%) per annum.
     The Company is required to make prepayments of principal as follows: (a) on or before the last day of each quarter, in an amount equal to 50% of its cash flow for the quarter; provided that cash flow sufficient to satisfy selling, general, and operating expenses for the next quarter, in a minimum amount of $2,500,000 per fiscal quarter, shall be set aside in a separate account in the name of the Company each quarter prior to any such prepayments, and (b) immediately upon the receipt of net proceeds from any sale, liquidation or disposition (other than in the ordinary course of the Company’s business) of any assets of the Company (and after giving effect to clause (a) of this sentence) in an amount in any single transaction or series of transactions exceeding $150,000, in the amount of such net proceeds.
     The Loan Agreement contains affirmative and negative covenants with which the Company must comply, including provision of financial statements and other information, payment of an unused facility fee on the daily average unused amount of the loan, at the rate of one half percent (0.50%) per annum, restrictions on indebtedness, on granting security interests, on paying dividends, on substantial changes in management, on transactions with affiliates and on selling assets. The events of default under the Loan Agreement include payment defaults, breaches of representations, warranties or covenants, bankruptcy and insolvency and cross defaults with certain other indebtedness, the occurrence of which could cause all amounts under the Loan Agreement to become immediately due and payable.
     The foregoing descriptions of the Services Agreement, the Registration Rights Agreement, the Pledge, Assignment and Security Agreements and the Loan Agreement are qualified in their entirety by reference to Exhibits 10.1 to 10.5 hereto, which are incorporated by reference for all purposes.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Services Agreement, effective as of September 1, 2007, by and between Panda Energy Management, LP and Panda Ethanol, Inc.

10.2	Registration Rights Agreement, dated as of November 9, 2007, by and between Panda Ethanol, Inc. and Panda Energy International, Inc.

10.3	Loan Agreement, dated as of November 9, 2007, by and between Panda Ethanol, Inc. and Panda Energy International, Inc.

10.4	Pledge, Assignment and Security Agreement, dated as of November 9, 2007, by and between Panda Ethanol, Inc. and Panda Energy International, Inc.

10.5	Pledge, Assignment and Security Agreement, dated as of November 9, 2007, by and between Panda Ethanol Holdings, LLC and Panda Energy International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 15, 2007

PANDA ETHANOL, INC.
By:	/s/ Darol Lindloff
Darol Lindloff
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Services Agreement, effective as of September 1, 2007, by and between Panda Energy Management, LP and Panda Ethanol, Inc.

10.2	Registration Rights Agreement, dated as of November 9, 2007, by and between Panda Ethanol, Inc. and Panda Energy International, Inc.

10.3	Loan Agreement, dated as of November 9, 2007, by and between Panda Ethanol, Inc. and Panda Energy International, Inc.

10.4	Pledge, Assignment and Security Agreement, dated as of November 9, 2007, by and between Panda Ethanol, Inc. and Panda Energy International, Inc.

10.5	Pledge, Assignment and Security Agreement, dated as of November 9, 2007, by and between Panda Ethanol Holdings, LLC and Panda Energy International, Inc.